Contacts:

GlobalWise Investments, Inc. William “BJ” Santiago President & Chief Executive Officer contact@globalwiseinvestments.com 614-921-8170	Michael J. Porter President Porter, LeVay & Rose, Inc. mike@plrinvest.com 212-564-4700

EXHIBIT 99.1

GLOBALWISE INVESTMENTS, INC. COMPLETES $3.0 MILLION PRIVATE PLACEMENT

COLUMBUS, OH– March 6, 2013 – GlobalWise Investments, Inc. (OTCBB: GWIV) (OTCQB: GWIV) (the “Company” or “GlobalWise”) (www.GlobalWiseInvestments.com) a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (“ECM”) systems in both the public and private sectors, announced that on February 28, 2013 and March 6, 2013, the Company entered into a securities purchase agreement (the ”Purchase Agreement”) with certain accredited investors, pursuant to which it sold an aggregate of 15,000,000 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at a purchase price of $0.20 per share, for aggregate cash proceeds of $2,650,000 and the exchange of $350,000 in previously issued convertible promissory notes issued between January 28, 2013 and February 7, 2013 to certain investors associated with the Placement Agent (as defined below) (the “Offering”). GlobalWise intends to use the net proceeds of the Offering for working capital and general corporate purposes, including without limitation, debt reduction purposes.

William J. "BJ" Santiago, CEO of GlobalWise said, "The proceeds from this Offering will, among other uses, provide us capital to expand and participate in joint growth strategies with our global channel partners and increase market penetration for our cloud-based ECM initiatives. We welcome our new shareholders and appreciate their support."

The Securities sold by GlobalWise in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were sold in reliance upon exemptions from the registration requirements of the Securities Act and applicable state securities laws. Therefore, such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

Taglich Brothers, Inc. served as the Company's placement agent (the “Placement Agent”) for the transaction. For more details, please see the current report on Form 8-K to be filed by GlobalWise on March 6, 2013.

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About Taglich Brothers, Inc.

Founded in 1991, Taglich Brothers, Inc. is a full service brokerage firm specializing in the microcap segment of the market for publicly traded securities. We define the microcap market as companies with less than $250 million of stock outstanding. The firm has selected this unique niche for two reasons. First and foremost, the small cap market has historically outperformed the large cap market over the past 75 years. Second, this area of the market is virtually ignored by the larger institutions and other Wall Street firms because they cannot invest enough capital in each situation to justify the expense of investigating these companies. Our focus and high energy level allow us to exploit these inefficiencies, giving us the added advantage needed to prosper in the microcap market. For additional information, please visit the firm’s website: www.Taglich.com

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM based solutions on-demand. The Company’s flagship platform, Intellivue™, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape – virtually anything that can be digitized – in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world.

For additional information, please visit the Company’s corporate website: www.GlobalWiseInvestments.com

Forward Looking Statements

Under The Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995. Forward looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectation.

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